   As filed with the Securities and Exchange Commission on August 13, 1998

                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                                --------------

                           UNISOURCE WORLDWIDE, INC.
              (exact name of registrant as specified in charter)

           Delaware                                     13-5369500
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               1100 Cassatt Road
                          Berwyn, Pennsylvania 19312
              (Address of principal executive offices)(Zip Code)

                             --------------------

                           UNISOURCE WORLDWIDE, INC.
                          INCENTIVE COMPENSATION PLAN
                           (Full title of the Plan)

                             --------------------

                               Thomas A. Decker
             Senior Vice President, General Counsel and Secretary
                           Unisource Worldwide, Inc.
                               1100 Cassatt Road
                          Berwyn, Pennsylvania 19312

                    (Name and address of agent for service)

                                (610) 296-4470
         (Telephone number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                       maximum       maximum
  Title of          Amount             offering      aggregate         Amount of
securities to       to be              price         offering          registration
be registered       registered         per unit      price                 fee
------------------------------------------------------------------------------------------------
Common Stock          2,500,000        $8.9375(2)     $22,343,750        $6,591.41
$0.001
par value(1)

------------------------------------------------------------------------------------------------

(1) Including all related rights issued or issuable under the Registrant's Rights Agreement.

(2) Calculated in accordance with Rule 457 (c) and (h) based upon the August 10, 1998 average of the high and low prices for Unisource Common Stock on the New York Stock Exchange.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
-------------------------

        A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1).

Item 2.  Registrant Information and Employee Plan Annual Information
--------------------------------------------------------------------

        The documents incorporated by reference in Item 3 Part II of this Form S-8 are incorporated by reference in the Section 10(a) prospectus relating to this registration statement. The foregoing documents and all other documents required to be delivered pursuant to Rule 428(b) are available without charge, upon written or oral request, to Unisource Worldwide, Inc., 1100 Cassatt Road, Berwyn, PA 19312, Attn: Corporate Communications Department (telephone number:
(610) 296-4470).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

     The Registrant incorporates by reference herein the following documents:

        a) the Registrant's Annual Report on Form 10-K for the year ended September 30, 1997 (the "10-K");

        b) the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1997;

        c) the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998; and

        d) the Registrant's Current Reports on Form 8-K dated January 21, 1998, March 24, 1998, April 28, 1998 and July 30, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities
----------------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

     The Delaware General Corporation Law (the "DGCL"), under which the Registrant is organized, provides that the Registrant may indemnify persons who incur certain liabilities or expenses by reason of such persons being or having been directors, officers or employees of the Registrant or serving or having served in such capacities or similar capacities at the Registrant's request for other corporations or entities. Pursuant to the DGCL, the Registrant has adopted provisions whereby the Registrant shall indemnify such persons against such liabilities and expenses resulting from suits or other proceedings brought by third persons and against expenses resulting from suits or other proceedings brought in the right of the Registrant.

     As permitted by law, the Registrant has purchased liability insurance policies covering its directors and officers.

Item 7. Exemption from Registration Claimed
-------------------------------------------

     Not applicable.

Item 8. Exhibits
----------------

     (4) Rights Agreement, between the Registrant and National City Bank (the "Rights Agreement"), the form of which is incorporated herein by reference to the Rights Agreement filed as an exhibit to the Registrant's Registration Statement on Form 8-A.

     (5) Opinion of Morgan, Lewis & Bockius LLP as to the validity of the securities.

     (23)  Consent of Independent Auditors.

     (24)  Form of Power of Attorney.

     (99)  Unisource Worldwide, Inc. Incentive Compensation Plan.

Item 9. Undertakings
--------------------

        (a)   The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressly in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania, on the 12th day of August, 1998.

                                       UNISOURCE WORLDWIDE, INC.

Date:   August 12, 1998                By:  /s/ Richard H. Bogan
                                          --------------------------
                                                (Richard H. Bogan)
                                          Senior Vice President and Chief
                                                 Financial Officer
                                         (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                      Date
        ---------                      -----                      ----

  /s/ Ray B. Mundt           Chairman and Chief               August 12, 1998
--------------------------   Executive Officer
     (Ray B. Mundt)          (Principal Executive Officer)
                             and Director


  /s/ Richard H. Bogan       Senior Vice President and        August 12, 1998
--------------------------   Chief Financial Officer
     (Richard H. Bogan)      (Principal Financial Officer)


  /s/ Robert M. McLaughlin   Vice President and Controller    August 12, 1998
--------------------------   (Principal Accounting Officer)
     (Robert M. McLaughlin)


      Paul J. Darling II*    Director                         August 12, 1998
--------------------------
     (Paul J. Darling II)


      James J. Forese*       Director                         August 12, 1998
--------------------------
     (James J. Forese)


      Dana G. Mead*          Director                         August 12, 1998
--------------------------
     (Dana G. Mead)


      Rogelio G. Sada*       Director                         August 12, 1998
--------------------------
     (Rogelio G. Sada)


      James W. Stratton*     Director                         August 12, 1998
--------------------------
     (James W. Stratton)



* By: /s/ Thomas A. Decker
--------------------------
     Thomas A. Decker
     Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit
Number                Exhibits
------                --------

     (4) Rights Agreement, between the Registrant and National City Bank (the "Rights Agreement"), the form of which is incorporated herein by reference to the Rights Agreement filed as an exhibit to the Registrant's Registration Statement on Form 8-A.

     (5) Opinion of Morgan, Lewis & Bockius LLP as to the validity of the securities.

     (23)  Consent of Independent Auditors.

     (24)  Form of Power of Attorney.

     (99)  Unisource Worldwide, Inc. Incentive Compensation Plan.